EXHIBIT 99.1

                          FOR FURTHER INFORMATION:
                            Media Relations:            Investor Relations:
                            Jim Vitak                   Daragh Porter
                            (614) 790-3715              (859) 815-3825
                            jevitak@ashland.com         dlporter@ashland.com

                           FOR IMMEDIATE RELEASE
                              JANUARY 25, 2006


ASHLAND INC. REPORTS PRELIMINARY NET INCOME
OF $0.91 PER SHARE FOR FISCAL FIRST QUARTER

Covington, Ky. - Ashland Inc. (NYSE: ASH) today announced preliminary* results for the fiscal first quarter ended Dec. 31, 2005. Net income was $66 million, or $0.91 per share. As compared with the December 2004 quarter:
     o Chemical Sector operating income reached $62 million, up 27 percent
         - Ashland Specialty Chemical operating income grew to $27 million, up 69 percent
         - Ashland Distribution operating income increased to $34 million, up 70 percent
         - Valvoline recorded operating income of $1 million versus $13 million in the prior-year period
     o Transportation Construction Sector operating income rose to $39 million versus $4 million for the prior-year period.

         Net income for Ashland's fiscal first quarter, ended Dec. 31, 2005, amounted to $66 million, or $0.91 per share, as compared with $94 million, or $1.28 per share, in the prior-year quarter. The comparison is affected by the June 2005 transfer of Ashland's former 38-percent interest in Marathon Ashland Petroleum LLC (MAP) to Marathon Oil Corp., the retirement of most of Ashland's debt and the investment of the remaining proceeds. Net income in the 2004 quarter included $83 million of net income from MAP, as well as net, after-tax interest expense of $18 million, for a net benefit of $65 million, or $.89 per share. The 2005 quarter included $6 million, or $.08 per share, of net, after-tax interest income.
         "We are pleased with the strong start we've had to fiscal 2006," said James J. O'Brien, Ashland chairman and chief executive officer. "Three of our four businesses performed well. The continued excellent performances of Ashland Specialty Chemical and Ashland Distribution drove results in the Chemical Sector. These businesses increased revenues and expanded their profit margins in an environment of rising costs. The quarter was disappointing

Ashland Inc. reports preliminary net income of $0.91 per share for fiscal first quarter, page 2 for Valvoline, however, as declining demand in the motor oil market, rising raw materials costs and competitive price discounting adversely affected results. The Transportation Construction Sector benefited from margin improvement due to our efforts to incorporate higher material values and energy costs into our bids, as well as more favorable weather conditions in the quarter."
         Line of business results reflect new methodology for allocating substantially all corporate expenses to Ashland's four operating businesses, with the exception of certain legacy costs or items clearly not associated with the operating divisions. Accordingly, an additional $21 million has been allocated to the divisions for the December 2005 quarter. The remaining $6 million expense is classified as "Unallocated and other" in Ashland's segment reporting. Results for previously reported periods have been reclassified to conform with the new allocation methodology.
         For the December 2005 quarter, in the Chemical Sector, robust results from Ashland Distribution and Ashland Specialty Chemical more than offset the weak performance from Valvoline. As a result, operating income for the Chemical Sector amounted to $62 million, a 27-percent improvement over the $49 million of operating income in the December 2004 quarter.
         Ashland Specialty Chemical achieved record operating income for the December 2005 quarter of $27 million, up 69 percent over the $16 million of operating income in the prior-year quarter. The December 2004 quarter included approximately $4 million in net nonrecurring gains, primarily from the termination of a product supply contract. Sales and operating revenues grew to $449 million for the December 2005 quarter, a 12-percent increase over the December 2004 quarter. Sales from the
DERAKANE(R) resins business acquired in December 2004 contributed approximately half of the growth, with the remainder mainly attributable to higher selling prices. The increase in operating income reflected a combination of revenue and margin growth.
         Ashland Distribution earned $34 million of operating income in the December 2005 quarter--marking its eighth consecutive record quarter. Operating income increased by 70 percent compared with the prior-year quarter. Sales and operating revenues increased 8 percent versus the December 2004 quarter to $967 million. The division's performance reflects its ability to expand margins despite rising costs of chemicals and plastics. Daily sales volume

Ashland Inc. reports preliminary net income of $0.91 per share for fiscal first quarter, page 3 declined 4 percent, a result of the sale of the ingestibles business in the March 2005 quarter and supply disruptions from hurricanes Katrina and Rita.
         Valvoline's performance for the December 2005 quarter reflected a 6-percent decrease in total lubricant volumes in a declining U.S. market for passenger-car lubricants, and continued high raw material costs. Sales and operating revenues were $310 million for the quarter, essentially even with $309 million of revenues in the December 2004 quarter.
         The Transportation Construction Sector, commercially known as Ashland Paving And Construction, Inc. (APAC), reported operating income of $39 million for the December 2005 quarter, compared to $4 million in the December 2004 quarter. Results for the December 2005 quarter reflect APAC's continuing focus on incorporating increases in raw material and energy costs into its sales prices and more favorable weather conditions. Results for the December 2005 quarter also include a $10-million gain from the transfer of property subject to eminent domain, as well as a $4-million loss on fuel hedges. At Dec. 31, 2005, APAC's construction backlog, which consists of work awarded and funded but not yet performed, was $1.9 billion, up 12 percent over the same period last year.
         Today at 4:30 p.m. (EST), Ashland will provide a live webcast of its quarterly conference call with securities analysts. The webcast will be accessible through Ashland's website, www.ashland.com. Following the live event, an archived version of the webcast will be available for 12 months at www.ashland.com/investors.
          Ashland  Inc.   (NYSE:   ASH)  is  a  Fortune  500  chemical  and
transportation construction company providing products, services and customer solutions throughout the world. To learn more about Ashland, visit www.ashland.com.

(R) Registered trademark, Ashland

                                    -0-

* PRELIMINARY RESULTS
Financial results are preliminary until the Company's Quarterly Report on Form 10-Q is filed with the U.S. Securities and Exchange Commission. This filing is expected to be made on or before February 9, 2006.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, with respect to Ashland's operating performance. These estimates are based upon a number of assumptions, including those mentioned within this news release. Such estimates are also based upon internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, weather, operating efficiencies and economic conditions, such as prices, supply and demand, cost of raw materials, and legal proceedings and claims (including environmental and asbestos matters). Although Ashland believes its expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved. This forward-looking information may prove to be inaccurate and actual results may differ significantly from those anticipated if one or more of the underlying assumptions or expectations proves to be inaccurate or is unrealized or if other unexpected conditions or events occur. Other factors and risks affecting Ashland are contained in Ashland's Form 10-K for the fiscal year

Ashland Inc. reports preliminary net income of $0.91 per share for fiscal first quarter, page 4 ended Sept. 30, 2005. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this release.

Ashland Inc. and Consolidated Subsidiaries                                                                     Page 1
STATEMENTS OF CONSOLIDATED INCOME
(In millions except per share data - preliminary and unaudited)
                                                                                              Three months ended
                                                                                                  December 31
                                                                                          ----------------------------
                                                                                               2005            2004
                                                                                          -------------   ------------
REVENUES
      Sales and operating revenues                                                        $      2,412    $     2,177
      Equity income                                                                                  2            146
      Other income                                                                                  15             17
                                                                                          -------------   ------------
                                                                                                 2,429          2,340
COSTS AND EXPENSES
      Cost of sales and operating expenses                                                       2,029          1,849
      Selling, general and administrative expenses                                                 305            311
                                                                                          -------------   ------------
                                                                                                 2,334          2,160
                                                                                          -------------   ------------
OPERATING INCOME                                                                                    95            180
      Gain on the MAP Transaction (a)                                                                2              -
      Loss on early retirement of debt                                                               -             (2)
      Net interest and other financial costs                                                        10            (29)
                                                                                          -------------   ------------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                                              107            149
      Income taxes                                                                                 (40)           (55)
                                                                                          -------------   ------------
INCOME FROM CONTINUING OPERATIONS                                                                   67             94
      Results from discontinued operations (net of income taxes)                                    (1)             -
                                                                                          -------------   ------------
NET INCOME                                                                                $         66    $        94
                                                                                          =============   ============

DILUTED EARNINGS PER SHARE
      Income from continuing operations                                                   $        .91    $      1.28
      Results from discontinued operations                                                           -              -
                                                                                          -------------   ------------
      Net Income                                                                          $        .91    $      1.28
                                                                                          =============   ============

AVERAGE COMMON SHARES AND ASSUMED CONVERSIONS                                                       73             73

SALES AND OPERATING REVENUES
      APAC                                                                                $        726    $       611
      Ashland Distribution                                                                         967            895
      Ashland Specialty Chemical                                                                   449            400
      Valvoline                                                                                    310            309
      Intersegment sales                                                                           (40)           (38)
                                                                                          -------------   ------------
                                                                                          $      2,412    $     2,177
                                                                                          =============   ============
OPERATING INCOME (b)
      APAC                                                                                $         39    $         4
      Ashland Distribution                                                                          34             20
      Ashland Specialty Chemical                                                                    27             16
      Valvoline                                                                                      1             13
      Refining and Marketing (c)                                                                     -            136
      Unallocated and other                                                                         (6)            (9)
                                                                                          -------------   ------------
                                                                                          $         95    $       180
                                                                                          =============   ============

(a) "MAP Transaction" refers to the June 30, 2005 transfer of Ashland's 38% interest in Marathon Ashland Petroleum LLC (MAP), Ashland's maleic anhydride business and 60 Valvoline Instant Oil Change centers in Michigan and northwest Ohio to Marathon Oil Corporation in a transaction valued at approximately $3.7 billion.
(b) In October 2005, Ashland refined its segment reporting to allocate substantially all corporate expenses to Ashland's four operating divisions, with the exception of certain legacy costs or items clearly not associated with the operating divisions. Prior periods have been conformed to the current period presentation.
(c) Includes Ashland's equity income from MAP, amortization related to Ashland's excess investment in MAP and other activities associated with refining and marketing through June 30, 2005.

Ashland Inc. and Consolidated Subsidiaries                                                            Page 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - preliminary and unaudited)

                                                                                          December 31
                                                                                   --------------------------
                                                                                        2005          2004
                                                                                   -----------   ------------
ASSETS
     Current assets
         Cash and cash equivalents                                                 $      601    $       146
         Available-for-sale securities                                                    479              -
         Accounts receivable                                                            1,514          1,212
         Inventories                                                                      584            538
         Deferred income taxes                                                             78             95
         Other current assets                                                             132            106
                                                                                   -----------   ------------
                                                                                        3,388          2,097

     Investments and other assets
         Investment in Marathon Ashland Petroleum LLC (MAP)                                 -          2,856
         Goodwill and other intangibles                                                   645            624
         Asbestos insurance receivable (noncurrent portion)                               363            396
         Deferred income taxes                                                            164              -
         Other noncurrent assets                                                          499            313
                                                                                   -----------   ------------
                                                                                        1,671          4,189

     Property, plant and equipment
         Cost                                                                           3,310          3,166
         Accumulated depreciation, depletion and amortization                          (1,887)        (1,889)
                                                                                   -----------   ------------
                                                                                        1,423          1,277
                                                                                   -----------   ------------

                                                                                   $    6,482    $     7,563
                                                                                   ===========   ============

LIABILITIES AND STOCKHOLDERS' EQUITY
     Current liabilities
         Debt due within one year                                                  $       12    $       575
         Trade and other payables                                                       1,228          1,197
         Income taxes                                                                       2             69
                                                                                   -----------   ------------
                                                                                        1,242          1,841

     Noncurrent liabilities
         Long-term debt (less current portion)                                             77          1,087
         Employee benefit obligations                                                     394            438
         Deferred income taxes                                                              -            248
         Reserves of captive insurance companies                                          183            177
         Asbestos litigation reserve (noncurrent portion)                                 512            553
         Other long-term liabilities and deferred credits                                 388            375
                                                                                   -----------   ------------
                                                                                        1,554          2,878

     Stockholders' equity                                                               3,686          2,844
                                                                                   -----------   ------------

                                                                                   $    6,482    $     7,563
                                                                                   ===========   ============

Ashland Inc. and Consolidated Subsidiaries                                                                Page 3
STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions - preliminary and unaudited)
                                                                                           Three months ended
                                                                                              December 31
                                                                                        -------------------------
                                                                                            2005          2004
                                                                                        -----------   -----------
CASH FLOWS FROM OPERATIONS
     Income from continuing operations                                                  $       67    $       94
     Adjustments to reconcile to cash flows from operations
         Depreciation, depletion and amortization                                               51            46
         Deferred income taxes                                                                  54            17
         Equity income from affiliates                                                          (2)         (146)
         Distributions from equity affiliates                                                    1             1
         Change in operating assets and liabilities (a)                                       (312)          (70)
         Other items                                                                            (3)            2
                                                                                        -----------   -----------
                                                                                              (144)          (56)
CASH FLOWS FROM FINANCING
     Proceeds from issuance of common stock                                                      4            20
     Excess tax benefits related to share-based payments                                         1             2
     Repayment of long-term debt                                                                (5)          (98)
     Repurchase of common stock                                                                (96)            -
     Increase in short-term debt                                                                 -           211
     Cash dividends paid                                                                       (20)          (20)
                                                                                        -----------   -----------
                                                                                              (116)          115
CASH FLOWS FROM INVESTMENT
     Additions to property, plant and equipment                                                (50)          (55)
     Purchase of operations - net of cash acquired                                               -           (95)
     Purchases of available-for-sale securities                                               (227)            -
     Proceeds from sales and maturities of available-for-sale securities                       152             -
     Other - net                                                                                 3             2
                                                                                        -----------   -----------
                                                                                              (122)         (148)
                                                                                        -----------   -----------
CASH USED BY CONTINUING OPERATIONS                                                            (382)          (89)
     Cash used by discontinued operations                                                       (2)           (8)
                                                                                        -----------   -----------
DECREASE IN CASH AND CASH EQUIVALENTS                                                   $     (384)   $      (97)
                                                                                        ===========   ===========

DEPRECIATION, DEPLETION AND AMORTIZATION
     APAC                                                                               $       26    $       22
     Ashland Distribution                                                                        5             4
     Ashland Specialty Chemical                                                                 10            11
     Valvoline                                                                                   6             6
     Unallocated and other                                                                       4             3
                                                                                        -----------   -----------
                                                                                        $       51    $       46
                                                                                        ===========   ===========
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
     APAC                                                                               $       25    $       33
     Ashland Distribution                                                                        3             5
     Ashland Specialty Chemical                                                                 12            11
     Valvoline                                                                                   5             5
     Unallocated and other                                                                       5             1
                                                                                        -----------   -----------
                                                                                        $       50    $       55
                                                                                        ===========   ===========

(a) Excludes changes resulting from operations acquired or sold.

Ashland Inc. and Consolidated Subsidiaries                                                               Page 4
OPERATING INFORMATION BY INDUSTRY SEGMENT
(In millions - preliminary and unaudited)
                                                                                        Three months ended
                                                                                           December 31
                                                                                   -----------------------------
                                                                                        2005           2004
                                                                                   ------------   --------------
APAC
     Construction backlog at December 31 (a)                                       $     1,941    $       1,730
     Net construction job revenues (b)                                             $       423    $         344
     Hot-mix asphalt production (tons)                                                     7.8              7.8
     Aggregate production (tons)                                                           8.1              7.8
ASHLAND DISTRIBUTION (c)
     Sales per shipping day                                                        $      15.9    $        14.4
     Gross profit as a percent of sales                                                   10.2%             9.6%
ASHLAND SPECIALTY CHEMICAL (c)
     Sales per shipping day                                                        $       7.4    $         6.4
     Gross profit as a percent of sales                                                   27.4%            24.2%
VALVOLINE
     Lubricant sales (gallons)                                                            38.5             41.1
     Premium lubricants (percent of U.S. branded volumes)                                 22.9%            21.8%

(a) Includes APAC's proportionate share of the backlog of unconsolidated joint ventures.
(b)  Total construction job revenues,  less subcontract costs.
(c) Sales are defined as sales and operating revenues. Gross profit is defined as sales and operating revenues, less cost of sales and operating expenses.